PRIMEGEN ENERGY CORPORATION

(formerly MAYSIA RESOURCES CORPORATION)

CORPORATE UPDATE

Dallas, Texas, October 2, 2006/Market Wire/ -- PrimeGen Energy Corporation (OTCBB: PGNE) (“PrimeGen”) wishes to make the following corporate updates.

With respect to the previously announced purchase of the “North Franklin Project” from Silver Star Energy Inc. (OTCBB: SVSE) (“Silver Star”) and Fidelis Energy, Inc. (OTCBB: FDEI) (“Fidelis”), a definitive purchase agreement has been prepared and is expected to be executed shortly; however, PrimeGen management has determined that it will focus on the acquisition of the portion of the interest held by Silver Star and that it will not acquire the 35% interest held by Fidelis at his time.  As previously announced, Silver Star has a 40% working interest and Fidelis has a 35% working interest in the North Franklin Project.  PrimeGen continues to maintain a right of first refusal on the acquisition of the Fidelis interest for a period of 24-weeks from August 24, 2006.

With respect to MB Gas Inc., a Calgary, Alberta, based oil and gas exploration company, PrimeGen continues to conduct financial due diligence and is awaiting the preparation and presentation of audited financial statements for MB Gas.  MB Gas is presently “tying-in” several gas wells in relation to the “Manyberries Project”, located in Southern Alberta.  The Manyberries Project includes varied working interests in lands hosting both proven and probable gas reserves, and facilities, which are in early to advanced stages of development.  The vendor has agreed to continue to “stand still” and not entertain a similar transaction with any third party, pending the completion and review by PrimeGen of the audited financial statements of MB Gas.

With respect to the previously announced acquisition of 100% of the Class A Interest (the “Interest”) of FS Sub-participation #1 LP (the "Partnership"), as Texas-based limited partnership, as noted previously the Partnership is participating by sub participation in acreage that is part of the Fayetteville Shale play located in Van Buren, Stone and Cleburne Counties, Arkansas.  The parties continue to work toward the assignment and assumption of the Interest by PrimeGen, pending, among other things, the completion of certain payments by the vendor of the Interest.  Since the initial acquisition of the Interest by PrimeGen, the scope of the play has been increased such that, through the Partnership, PrimeGen will now participate in approximately 40,000 leased acres in the area.  The Fayetteville Shale in Arkansas is now actively being developed for shale-gas analogous to that contained in the Barnett shale.  It is expected that the development of the Interest will be key to the near future operations of PrimeGen.

Notice Regarding Forward Looking Statements

This news release contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the completion of the purchase of interests in the North Franklin Project, the completion of the purchase of MB Gas and its related operations, the completion of the acquisition of the Interest and the operations of the Partnership and its partners, and the satisfaction of the various conditions precedent for the acquisitions.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with oil and gas exploration; changes in reserve estimates if any; the potential productivity of our properties; changes in the operating costs and changes in economic conditions and conditions in oil and gas exploration. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-KSB for the 2005 fiscal year, our quarterly reports on Form 10-QSB and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

ON BEHALF OF THE BOARD

PrimeGen Energy Corporation

Gordon A. Samson-Director

Investor Information:

214.459.1217